                                                                 EXHIBIT 99.5(P)


August 28, 2003


Lynn L. Anderson
President
SSgA Funds
One International Place
Boston, MA  02110

RE:  SSgA Funds Reimbursements and Waivers

Dear Lynn:

SSgA Funds Management, Inc. ("SFM"), as advisor to The SSgA Funds (the "Funds"), agrees to reimburse the Funds for all expenses on an annual basis as shown in the table below until December 31, 2003.

           SSgA FUND NAME                          REIMBURSEMENT                 EXPIRATION DATE
-------------------------------------   ----------------------------------   ------------------------
Large Cap Value                         All expenses in excess of 1.10%      December 31, 2003

Large Cap Growth Opportunities          All expenses in excess of 1.10%      December 31, 2003

Prime Money Market Class T              All expenses in excess of .80%       December 31, 2003

US Treasury Money Market Class T        All expenses in excess of .80%       December 31, 2003

Aggressive Equity Class R               All expenses in excess of 1.60%      December 31, 2003

Bond Market Class R                     All expenses in excess of 1.00%      December 31, 2003

Core Opportunities Class R              All expenses in excess of 1.60%      December 31, 2003

International Stock Selection Class R   All expenses in excess of 1.60%      December 31, 2003

Small Cap Class R                       All expenses in excess of 1.60%      December 31, 2003

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In addition, SFM agrees to the following management fee waivers on an annual basis for certain Funds in the amounts and for the expiration dates shown in the table below.

          SSgA FUND NAME                            WAIVER                      EXPIRATION DATE
------------------------------------    --------------------------------     ----------------------
Prime Money Market Class T              .5% of .15% management fee           December 31, 2010

US Treasury Money Market Class T        .15% of .25% management fee          December 31, 2010

This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements for the Funds may, at SFM's option, continue after the dates set forth above, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

SSgA FUNDS MANAGEMENT, INC.


By:   /S/ AGUSTIN J. FLEITES
    ------------------------

Its: PRESIDENT


Accepted and Agreed:

SSgA Funds, on behalf of the portfolios named above


By: /S/ LYNN L. ANDERSON

Its: PRESIDENT